                                                                 EXHIBIT 10.17.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

June 30, 2003

Mr. Kevin Corcoran
President and Chief Executive Officer
Lynx Therapeutics, Inc.
25861 Industrial Blvd.
Hayward, CA 94545, USA

         Re: Amendment No. 2 to Collaboration Agreement

Dear Mr. Corcoran:

         This letter (the "Second Amendment") shall be effective on [ * ], 2003 ("Effective Date") and will serve to confirm and memorialize our agreement to amend, in certain respects, that certain Collaboration Agreement (the "Collaboration Agreement"), effective as of October 1, 2000 between Takara Bio, Inc. ("Takara Bio"), as successor-in-interest to Takara Shuzo Co., Ltd., and Lynx Therapeutics, Inc. ("Lynx")(as amended by that certain Amendment No. 1 to Collaboration Agreement, dated December 19, 2002 (the "First Amendment")). Please note that all terms used herein, which are not otherwise defined, shall be given the definition ascribed to such term in the Collaboration Agreement.

         1. Lynx hereby grants to Takara Bio an exclusive, fully paid-up, non-transferable, irrevocable, perpetual, royalty-free license to all of the patents, technology and software which Lynx owns in the Territory relevant to Megaclone(TM), Megasort(TM), and MPSS(TM), and all of the Lynx technology and know-how listed in Exhibit 1 of the Collaboration Agreement for the purpose of providing MPSS(TM) and Megasort(TM) services to customers in the Territory and to permit Takara Bio to make or have made, import or distribute and sell Microarrays containing nucleic acid sequences identified by Megasort(TM) or MPSS(TM) technologies to customers in the Territory; all as more particularly set forth on [ * ]. Lynx shall use its reasonable efforts to prosecute and maintain such patents, and to transfer all current PCT applications to each country comprising the Territory at Lynx' expense and for no additional consideration. In the event that Lynx or any current or successor entity is unable to maintain such patents and patent applications in the Territory, Lynx shall take or cause to be taken all steps necessary to transfer to Takara Bio (or its designated affiliate) all right, title and interest in and to these patents and patent applications in the Territory. All language in the Collaboration Agreement, which is contrary to or inconsistent with the rights granted in this paragraph, is hereby deemed deleted.

         2. Lynx agrees to provide Takara Bio, [ * ], with a total of [ * ] weeks of training and instruction in the use of the technology and know-how related to the [ * ] on mutually agreeable dates in Hayward, California to enable Takara Bio to [ * ]; provided that Takara Bio shall be responsible for related travel and lodging costs incurred by Takara Bio in connection with the training and instruction provided hereunder. In addition, Lynx agrees to provide Takara Bio and Takara Bio is required to obtain directly from Lynx, on a first priority basis after satisfying Lynx's internal needs, with the [ * ] necessary for the [ * ] upon mutually agreed upon terms and conditions, which shall, in no event, be less favorable than those accorded to any other commercial customers of Lynx. In the event that Lynx is unable, for any reason whatsoever, to supply such [ * ] to Takara Bio, Lynx shall, at its own expense, assist Takara in arranging for a supply of the [ * ] from an alternate source, which is reasonably acceptable to Takara Bio.

         3. Lynx, as of the Effective Date of this Second Amendment, hereby waives and releases Takara Bio from (i) the payment of the technology access fee in the amount of US$1 million otherwise payable by Takara Bio on [ * ], 2003 pursuant to paragraph 4(b) of the First Amendment, (ii) the equity investment in the amount of US$1 million which Takara Bio would otherwise be required to make on [ * ], 2003 pursuant to paragraph 5(b) of the First Amendment, (iii) the payment of the technology access fee in the amount of US$1 million otherwise payable by Takara Bio on [ * ], 2004 pursuant to paragraph 4(c) of the First Amendment, (iv) the equity investment in the amount of US$1 million which Takara Bio would otherwise be required to make on [ * ], 2004 pursuant to paragraph 5(c) of the First Amendment and (v) payment of the running royalties which Takara Bio would otherwise be obligated to make pursuant to Article

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9.1(a) and (b) of the Collaboration Agreement for the remainder of the term of the Collaboration Agreement.

         4. Lynx shall provide Takara Bio with three [ * ] instruments for MPSS analysis within [ * ] of the Effective Date of this Second Amendment.

         5. Within [ * ] after the Effective Date, Lynx shall file a registration statement under the Securities Act of 1933, as amended ("Securities Act"), and use its best efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission as promptly thereafter as is practicable to permit or facilitate the sale and distribution of [ * ] Takara Bio's shares of Lynx common stock on a continuous basis pursuant to Rule 415 under the Securities Act. No other shares of Lynx common stock or other securities shall be included in such registration, whether held by other stockholders or newly-issued by Lynx, without the prior written consent of Takara Bio. Lynx shall, subject to applicable law or applicable interpretations of the staff of the SEC, use its best efforts to keep the registration statement continuously effective until two years after the last purchase of shares of Lynx common stock by Takara Bio or such shorter period ending when (i) all shares of Lynx common stock covered by the registration statement have been sold by Takara Bio or otherwise cease to be outstanding or (ii) all such shares are eligible to be sold pursuant to Rule 144(k) under the Securities Act and Lynx has complied with all requirements that would permit such sale under Rule 144(k). Lynx shall pay for all expenses incurred in connection with the registration including, without limitation, all filing, registration and qualification fees, printing expenses, and Lynx' legal and accounting fees. Takara Bio shall pay for all expenses related to underwriting discounts and selling commissions, if any, in connection with the sale of any shares of Lynx common stock by Takara Bio under the registration statement.

         6. In consideration of the rights granted herein, Takara Bio agrees to make a payment of US$3 million to Lynx no later than [ * ] following the Effective Date of this Second Amendment.

         If the foregoing is consistent with Lynx' understanding of our agreement,

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

please execute the enclosed copy of this letter and return it to Takara Bio.

                                                 Very truly yours,

                                                 /s/ Ikunoshin Kato
                                                 -------------------------------
                                                 Ikunoshin Kato
                                                 President and C.E.O.
                                                 Takara Bio, Inc.

Confirmed and agreed to: Lynx Therapeutics, Inc.

By: /s/ Kevin P. Corcoran
    -------------------------------------
Kevin P. Corcoran
President & CEO
Lynx Therapeutics, Inc.

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.